UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annual Incentive Plan

On June 20, 2012 the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Orchard Supply Hardware Stores Corporation (the “Company”) approved the Orchard Supply Hardware Stores Corporation Annual Incentive Plan (the “Annual Incentive Plan”) for all full-time, exempt employees, including executive officers at the senior vice president level and above. The Annual Incentive Plan provides for cash awards (or cash equivalent awards) to be designated to eligible participants with the purpose of increasing stockholder value and the success of the Company by motivating participants to perform to the best of their abilities and to achieve the Company’s objectives.

Under the Annual Incentive Plan, the Compensation Committee has the authority, among other things, to designate the participants, to award grants, to establish performance periods, to set performance goals and to determine the relative weight to be given to each performance goal. The performance goals to be utilized by the Compensation Committee in setting targets for the eligible participants include, but are not limited to, corporate financial measures, corporate strategic objectives and individual performance metrics. The Compensation Committee has the authority to determine whether any element of any established performance goal shall be included or excluded when determining whether any performance goal has been achieved and an award earned by a plan participant.

The foregoing summary is qualified in its entirety by reference to the full text of the Annual Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Fiscal 2012 Executive Performance Criteria

On June 20, 2012 the Compensation Committee also established criteria for cash incentive awards that may be paid to our executive officers for fiscal year 2012 under the Annual Incentive Plan (the “2012 Criteria”). The 2012 Criteria establish the performance goals and potential payouts for eligible executives for fiscal year 2012. Under the 2012 Criteria, cash incentive awards will be earned by participants based upon the level of achievement of specified Company financial objectives as follows:

		Participant Payout
Metric	Weighting	Threshold	Target	Maximum
Adjusted EBITDA	50%	85% of Goal	100% of Goal	125% of Goal
Revenue	20%	95% of Goal	100% of Goal	105% of Goal
Incentive Achievement Percentages for Adjusted EBITDA and Revenue:		20% of Base Salary	100% of Base Salary	200% of Base Salary
Individual Objectives	30%	85% of Goal	100% of Goal	NA
Incentive Achievement Percentages for Individual Objectives:		50% of Base Salary	100% of Base Salary	NA

The Adjusted EBITDA threshold target must be met in order for any payments to occur. For achievement of Adjusted EBITDA and Revenue objectives between the threshold, target and maximum amounts, percentage payout will be based upon a scaled interpolated percentage.

Target payouts established by the Compensation Committee for fiscal year 2012 for executive participants are based on the participant’s position, as follows:

Position	Target Award as a % of Base Salary During Performance Period
CEO	100%
Executive Vice President	75%
Senior Vice President	50%

The Compensation Committee retains the authority to pay discretionary bonuses so long as no participant’s payout is greater than what the participant would have received as the maximum target amount detailed above. In addition, the Compensation Committee retains the authority to pay bonus awards in cash or the Company’s Class A Common Stock, or in any combination of both.

Executive Officer Base Salaries

In connection with an annual compensation review, and after review of executive performance, the Company’s financial performance, current economic and market conditions, and relevant market peer group compensation data and other information provided by its compensation consultant, the Compensation Committee approved increases to the base salaries of certain of the Company’s executive officers. The following table sets forth the new base salaries for the Company’s named executive officers and the percentage increase, to be effective August 3, 2012, other than Mr. Newman, whose increase is to be effective October 19, 2012:

Name and Position	Base Salary	Percentage Increase
Mark R. Baker President and Chief Executive Officer	$625,000	4.17%
Chris D. Newman Executive Vice President, Chief Financial Officer and Treasurer	$410,000	2.5%
Steven L. Mahurin Executive Vice President, Merchandising	$410,000	2.5%
Steve Olsen Senior Vice President, Supply Chain, Information Technology and Chief Strategy Officer	$360,000	2.9%
David I. Bogage Senior Vice President, Human Resources	$270,000	3.8%

Waiver of Term of Mark Baker’s Offer Letter

On June 20, 2012, due to changed circumstances which negated the purpose for which the obligation was included, the Compensation Committee decided to waive the obligation of Mr. Baker included in his offer letter with the Company to purchase $500,000 of the Company’s Class A Common Stock following the spin-out of the Company from Sears Holdings Corporation. In addition, as a result of the waiver, Mr. Baker will not be granted the option to which he would have been entitled upon completion of the above referenced stock purchase.

Amendment to Director Compensation Policy

On June 21, 2012 and June 25, 2012, the Board of Directors approved changes to the Orchard Supply Hardware Stores Corporation Director Compensation Policy (the “Policy”) to: (i) provide that a non-employee Chairman of the Board shall be eligible to receive an additional annual retainer of $25,000; (ii) increase the amount the Chairman of the Audit Committee shall be eligible to receive as an additional retainer to $15,000; (iii) increase the amount the Chairman of the Compensation Committee shall be eligible to receive as an additional retainer to $10,000; (iv) increase the amount the Chairman of the Nominating and Corporate Governance Committee shall be eligible to receive as an additional retainer to $6,250; and (v) provide that all members of the Board of Directors who are not employees of the Company or its subsidiaries shall be eligible to receive compensation under the Policy. All eligible members of the Board of Directors will continue to be eligible to receive the standard annual retainer of $50,000.

Additionally, the Policy was amended to provide that eligible members of the Board of Directors shall have the option, prior to the close of trading on the trading day on which the annual meeting of the stockholders is held, to elect to take a grant of shares of the Company’s Class A Common Stock in lieu of some or all of the base portion of their annual cash retainer. The shares of Class A Common Stock so granted will be issued and vest in the same manner as annual equity grants under the Policy.

Furthermore, the Policy was amended to provide that directors elected by the holders of the Class B Common Stock and the Class C Common Stock, voting as a separate class, would receive cash payments in lieu of an annual equity grant, payable in the same manner as the standard annual retainer.

The foregoing summary is qualified in its entirety to the full text of the Policy, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On June 21, 2012, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).

(b)	At the Annual Meeting, the matters on which the stockholders voted, in person or by proxy were:

(i)	to elect eight nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

(ii)	to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013;

(iii)	to vote on a non-binding advisory resolution regarding executive compensation; and

(iv)	to vote on how frequently a non-binding advisory resolution regarding executive compensation will be submitted to stockholders in the future.

The eight nominees were elected, the appointment of the independent registered public accounting firm was ratified, the non-binding advisory resolution regarding executive compensation was approved and a majority of the votes cast at the Annual Meeting voted to hold an advisory vote on executive compensation every three (3) years. The results of the voting were as follows:

Proposal 1 - Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
William C. Crowley	3,331,620	320,281	404,390
Mark R. Baker	3,346,192	305,709	404,390
Mark A. Bussard	3,338,472	313,429	404,390
Kevin R. Czinger	3,631,601	20,300	404,390
Susan L. Healy	3,318,410	333,491	404,390
Steven L. Mahurin	3,338,399	313,502	404,390
Karen M. Rose	3,632,307	19,594	404,390
Bryant W. Scott	3,554,946	96,955	404,390

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,242,691	3,858	3,742	—

Proposal 3 - Approval of the Non-Binding Advisory Resolution Regarding Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,834,521	7,331	4,049	—

Proposal 4 - Approval of a Three-Year Frequency of Future Non-Binding Resolutions Regarding Executive Compensation:

Every Three (3) Years	Every Two (2) Years	Every Year	Abstentions	Broker Non-Votes
4,432,083	5,501	399,467	8,850	—

The Board will take into account the outcome of the vote on Proposal 4 when considering how frequently to seek an advisory vote on executive compensation in future years.

Concurrently with the election of the Company’s directors at the Annual Meeting, the holders of our Class B Common Stock and Class C Common Stock, voting as a separate class, have re-elected Matthew D. Cwiertnia and David B. Kaplan as Class B/C Directors in each case by written consent dated May 22, 2012, effective June 21, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Orchard Supply Hardware Stores Corporation Annual Incentive Plan.

10.2	Orchard Supply Hardware Stores Corporation Director Compensation Policy, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox Senior Vice President, General Counsel and Secretary